UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.      )

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Insignia Systems, Inc.
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8799 Brooklyn Blvd., Minneapolis, MN 55445

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 25, 2011

TO THE SHAREHOLDERS OF INSIGNIA SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Insignia Systems, Inc. (the “Company”), a Minnesota corporation, will be held on Wednesday, May 25, 2011, at 9:00 a.m., Central Time, at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, for the following purposes:

1.	To elect five directors to serve for one year, and until their successors are elected;
2.	To approve an amendment to the Company’s 2003 Incentive Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 2,875,000 to 3,175,000 shares;
3.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the current year;
4.	To approve, by non-binding vote, the Company’s executive compensation;
5.	To approve, by non-binding vote, the frequency of future votes on executive compensation; and
6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 30, 2011, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Scott F. Drill Secretary

Minneapolis, Minnesota

April 12, 2011

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.  HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE EITHER BY INTERNET, BY PHONE OR IF THE PROXY MATERIALS WERE MAILED TO YOU, BY SIGNING AND MAILING THE ENCLOSED PROXY CARD.

_______________________________________

PROXY STATEMENT

___________________________________________________

This Proxy Statement is furnished to the shareholders of Insignia Systems, Inc. in connection with the Board of Directors’ solicitation of proxies to be voted at the Annual Meeting of Shareholders to be held on May 25, 2011, or any adjournment thereof (the “Annual Meeting”). The Company mailed the Notice of Internet Availability of Proxy Materials (“Internet Notice”) to shareholders on or about April 12, 2011. The Internet Notice contains instructions on how to access our Proxy Statement and Annual Report and how to vote via the Internet, the telephone or by mail.

All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone or by mail.

Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted in the manner directed by the shareholder.  If no direction is made, proxies received from shareholders will be voted “for” the proposals set forth in the Notice of Meeting.

The Company has 16,280,046 shares of Common Stock, par value $.01 per share (the “Common Stock”) outstanding and entitled to vote at the Meeting.  Each share of Common Stock is entitled to one vote.  Only shareholders of record at the close of business on March 30, 2011, are entitled to vote at the Annual Meeting and at any continuation or adjournment thereof.  The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

Under Minnesota law, each item of business properly presented at a meeting of shareholders at which a quorum is present must be approved by the vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on that item of business. However, under Minnesota law, directors are elected by the affirmative vote of the holders of a plurality of the shares present and entitled to vote. Votes cast by proxy or in person at the Annual Meeting will be tabulated at the Annual Meeting to determine whether or not a quorum is present.  Abstentions will be treated as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote.  If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

ITEM I

ELECTION OF DIRECTORS

All of the Company’s directors are elected annually. Pursuant to the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has fixed the size of the Board of Directors to be elected at the Annual Meeting at five. The Nominating and Corporate Governance Committee has nominated the five current members of the Board for re-election, and has determined that each nominee is qualified to serve as a director based upon the criteria set forth in the Nominating and Corporate Governance Committee Charter. All of the nominees have consented to serve if elected and all of the nominees are independent as that term is defined in the NASDAQ Listing Standards. If any nominee should be unable to serve, or becomes unavailable for any reason (which is not anticipated), the persons named in the proxies may vote for such other persons as determined by them in their discretion.

The names and ages of the nominees, their current positions with the Company, and the year each first became a director, are as follows:

Name and Age	Position	Director Since

Donald J. Kramer (78)	Chairman of the Board and Director	2002

Scott F. Drill (58)	President, Chief Executive Officer, Secretary and Director	1998

Peter V. Derycz (48)	Director	2006

Reid V. MacDonald (63)	Director	2007

Gordon F. Stofer (64)	Director	1990

Business Experience

Donald J. Kramer was elected Chairman of the Board of Directors in March 2004 and has been a director since December 2002.  Until 1996, he was a principal of TA Associates, a private equity capital firm located in Boston, Massachusetts.  Mr. Kramer has been a director of numerous public and private companies over the course of his career. Prior to 2008, Mr. Kramer served on the Board of Directors of Micro Component Technology, Inc.

Scott F. Drill has been President and Chief Executive Officer of the Company since February 24, 1998.  From May 1996 to December 2002, he was also a partner in Minnesota Management Partners (MMP), a venture capital firm located in Minneapolis, Minnesota.  Mr. Drill co-founded Varitronic Systems, Inc. in 1983, and was its President and CEO until it was sold in 1996. Prior to starting Varitronics, Mr. Drill held senior management positions in sales and marketing at Conklin Company and Kroy, Inc.

Peter V. Derycz was appointed to the Board in January 2006. Mr. Derycz is currently the founding partner and President of Derycz Scientific, a marketing services conglomerate focused on content re-purposing tools and services, in Los Angeles, CA. From 2003 to 2004, he was CEO of the Puerto Luperon Company, a luxury resort real estate development company. From 1990 to 2003, he was President, Chairman and CEO of Infotrieve, Inc., a global provider of content management technology and information services. He has also served as an advisor to various organizations in the US, Europe and Australia. He holds nine Internet technology patents.

Reid V. MacDonald has been a director of the Company since May 2007. Since 1982, Mr. MacDonald has been President and CEO of Faribault Foods, Inc. He previously served in other capacities with Faribault Foods, Inc., beginning in 1974.  Faribault Foods, Inc. is a privately held processor and marketer of canned specialty products. Mr. MacDonald has served on numerous public and private company and non-profit boards over the course of his career, and is the former Chairman of the Food Processors Association, and is on the Board and Executive Committee of the Grocery Manufacturers Association.

Gordon F. Stofer has been a director of the Company since February 1990. Mr. Stofer is the Chief Executive Officer of Cherry Tree Companies, LLC, a financial advisory and investment banking firm located in Minneapolis, Minnesota. Mr. Stofer has been a director of numerous public and private companies over the past 30 years.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ELECTION OF THE FIVE NOMINEES.

Compensation of Directors

During 2010, three outside directors received a fee of $10,000 per year, while the Chairman of the Board received a fee of $25,000 per year, and all outside directors also received $1,000 for each Board meeting ($250 for each conference call meeting) that they attended.  In addition, the Chair of each committee received $1,000 for each meeting of the committee, and members of the committee received $500 for each meeting of the committee that they attended. The 2003 Incentive Stock Option Plan provides for the grant to each non-employee director of a non-qualified option to purchase 10,000 shares of common stock at the time the director is first elected or appointed to the Board, and grants of non-qualified options for 5,000 shares each year that the director is re-elected. All grants have an exercise price equal to the closing market price on the date of grant.

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2010.

Name (1)	Fees Earned or Paid in Cash (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Donald J. Kramer	$ 34,250	$ 12,194	$ ―	$ ―	$ ―	$ 46,444

Peter V. Derycz	$ 15,000	$ 12,194	$ ―	$ ―	$ ―	$ 27,194

Reid V. MacDonald	$ 15,250	$ 12,194	$ ―	$ ―	$ ―	$ 27,444

Gordon F. Stofer	$ 19,000	$ 12,194	$ ―	$ ―	$ ―	$ 31,194

____________________________

(1)	Scott F. Drill, the Company’s President and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus received no compensation for his service as a director.
(2)	Reflects annual board retainer, and fees for attending Board and committee meetings earned during 2010.
(3)

The Option Awards in the table above is reported on the basis of the aggregate grant date fair value for such awards granted during 2010. The fair value of the options granted was determined using the Black-Scholes option–pricing model, which requires several significant judgmental assumptions. Please refer to Note 5, “Shareholders’ Equity,” to the Company’s financial statements for the year ended December 31, 2010, for information regarding the assumptions used to determine the fair value of options granted.

The following table shows the aggregate number of shares underlying outstanding stock options held by the Company’s non-employee directors as of December 31, 2010.

Name	Shares Underlying Outstanding Stock Option Awards	Exercisable	Unexercisable

Donald J. Kramer	70,000	70,000	―

Peter V. Derycz	20,000	20,000	―

Reid V. MacDonald	25,000	25,000	―

Gordon F. Stofer	20,000	20,000	―

Meetings and Committees of the Board of Directors

The Board of Directors met eight times during 2010. Each director attended at least 75% of all meetings of the Board and committees of the Board on which he served. Each director also attended the 2010 Annual Meeting of Shareholders. Directors are expected to attend substantially all of the meetings of the Board and the committees on which they serve, except for good cause. Directors who have excessive absences without good cause will not be nominated for re-election or, in extreme cases, will be asked to resign or be removed.

The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Chairman of the Board is Mr. Kramer, one of the Company’s outside directors, and not Mr. Drill, the Company’s Chief Executive Officer. The Board has determined that its leadership structure is appropriate for the Company. Among the Board’s other functions, the Board oversees the types and levels of risk to which the Company is subject.

Audit Committee.  The members of the Audit Committee are Mr. Kramer, Mr. Derycz and Mr. Stofer, each of whom is independent as that term is defined in the NASDAQ Listing Standards. Mr. Kramer has been designated by the Board as the Audit Committee’s financial expert, as that term is defined by rules of the Securities and Exchange Commission (“SEC”). The Audit Committee provides independent objective oversight of the Company’s financial reporting system, reviews and evaluates significant matters relating to the audit and the internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company’s independent auditors and approves additional services to be provided by the auditors. The Audit Committee also reviews and approves all related-party transactions. The Audit Committee operates pursuant to a written Charter that was most recently amended on February 19, 2004, and is available on the Company’s website at www.insigniasystems.com. The Committee met eight times during 2010. These meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent auditors. See the Report of the Audit Committee in this Proxy Statement.

Compensation Committee. The members of the Compensation Committee are Mr. Stofer, Mr. Kramer and Mr. MacDonald, all of whom are independent as that term is defined by the NASDAQ Listing Standards. Among other duties, the Compensation Committee reviews and approves the compensation of the Company’s officers, benefits policies, strategies and pay levels necessary to support corporate objectives. The Compensation Committee also approves option grants to employees. The Committee operates pursuant to a written Charter that was most recently amended on February 22, 2011, and is available on the Company’s website at www.insigniasystems.com. The Compensation Committee met five times during 2010.  See the Report of the Compensation Committee in this Proxy Statement.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee was formed in December 2002. The members of the Committee are Mr. Stofer, Mr. Kramer and Mr. MacDonald, each of whom is independent as that term is defined in the NASDAQ Listing Standards. The Committee operates pursuant to a written Charter that was most recently amended on February 23, 2010, and is available on the Company’s website at www.insigniasystems.com. Among other duties, the Committee is responsible for nominating the slate of directors to be considered for election at the Company’s annual meeting of shareholders. The Committee met one time in 2010.

The Nominating and Corporate Governance Committee Charter states that the Committee will evaluate candidates for election as directors using the following criteria: education, reputation, experience, industry knowledge, independence, leadership qualities, personal integrity, diversity, and such other criteria as the Committee deems relevant. The Committee will consider candidates recommended by the Board, management, shareholders, and others. The Charter authorizes the Committee to retain and pay advisors to assist it in identifying and evaluating candidates.

Shareholders who wish to recommend candidates to the Nominating and Corporate Governance Committee should submit the names and qualifications of the candidates to the Committee at least 120 days before the date of the Company’s proxy statement for the previous year’s Annual Meeting. Submittals should be in writing, addressed to the Committee at the Company’s headquarters.

Shareholder Communications with the Board

Shareholders may send written communications to the Board or to any individual director at any time. Communications should be addressed to the Board or the individual director at the address of the Company’s headquarters. The Board may direct that all of such communications be screened by an employee of the Company for relevance. The Board will respond to shareholder communications when it deems a response to be appropriate.

Code of Ethics

The Board of Directors has adopted a Code of Ethics to promote the highest honest and ethical conduct and compliance with laws, regulations and Company policies by the Company’s directors, officers, employees and contractors. The Code of Ethics is available on the Company’s website at www.insigniasystems.com.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed the 2010 audited financial statements with management and Grant Thornton LLP.  Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Grant Thornton LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The Committee discussed with the independent auditors the auditors’ independence from management and the Company and considered the compatibility of nonaudit services with the auditors’ independence.

Based on the discussions with management and Grant Thornton LLP, the Audit Committee’s review of the representations of management and the report of Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Donald Kramer, Chairman         Peter V. Derycz        Gordon Stofer

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

EXECUTIVE OFFICERS

The names, ages and positions of the Company’s executive officers are as follows:

Name	Age	Position

Scott F. Drill	58	President, Chief Executive Officer, Secretary and Director
Alan M. Jones	54	Senior Vice President of CPG & Retail Sales
A. Thomas Lucas	60	Senior Vice President of Operations
Justin W. Shireman	60	Vice President of Finance, Chief Financial Officer and Treasurer
Scott J. Simcox	58	Senior Vice President of Marketing Services

Information regarding Scott F. Drill is included under Item I – Election of Directors.

Alan M. Jones has been Senior Vice President of Consumer Packaged Goods and Retail Sales since May 2007. From August 1998 to May 2007, he held various positions within the Insignia POPS Division including Vice President of Retail Sales and subsequently Vice President of CPG Sales. From 1992 to 1998, Mr. Jones held leadership and sales positions in the in-store advertising field with both Net Value Inc. and Valassis In-Store Marketing. From 1981 to 1992, Mr. Jones held various positions at SmithKline Beecham Consumer Brands in the areas of sales training and management including Director of the Mid-Atlantic Division.

A. Thomas Lucas has been Senior Vice President of Operations since April, 2007.  Mr. Lucas has been with the Company since 1992.  From 1998 to 2007 he was Vice President of Operations, POPS Division, and from 1992 to 1998 he was Manager and Director of Customer Services.  Prior to 1992, Mr. Lucas held a variety of management and leadership positions within the United States Air Force and the Joint Chiefs of Staff.

Justin W. Shireman has been Vice President of Finance, Chief Financial Officer and Treasurer since April 2005. From April 2003 to March 2005, he was the Company’s Controller. From 2000 to 2002, he was the Controller for Learningbyte International, Inc., a developer of e-learning solutions. From 1994 to 2000 Mr. Shireman held several positions, including Controller and Director of Finance, with LecTec Corporation, a medical device manufacturer.

Scott J. Simcox has been Senior Vice President of Marketing Services since August 2006. Mr. Simcox has been with the Company since inception in January 1990, initially as Director of Business Development until May 1991 and then as Director of Marketing until July 1998. From July 1998 to July 2006, he was the Company’s Vice President of Marketing, POPS Division. From August 1988 through December 1989, Mr. Simcox was with Varitronic Systems in various sales and marketing roles. From 1978 to 1988 Mr. Simcox held several marketing and senior management positions at Conklin Company including Vice President of Marketing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Philosophy

The Compensation Committee of the Board of Directors (the “Committee”) operates pursuant to a Charter adopted by the Board of Directors on February 24, 2003 and amended on February 22, 2011. The Charter includes a mission statement which states that the Committee’s mission is to ensure that the Company’s executive officers are compensated consistent with the following philosophy and objectives: (1) to support the Company’s overall business strategy and objectives; (2) to attract, retain and motivate the best executives in the Company’s industry; (3) to promote the Company’s pay-for-performance philosophy; and (4) to ensure that the Company’s compensation programs and practices are of the highest quality and designed with full consideration of all accounting, tax, securities law, and other regulatory requirements.

The main duties of the Committee, as described in the Charter, are as follows: (1) review and approve annual base salary and incentive compensation levels, employment agreements, and benefits of the Chief Executive Officer and other key executives; (2) review the performance of the Chief Executive Officer; (3) review and assess performance target goals established for bonus plans and determine if goals were achieved at the end of the plan year; (4) act as the administrative committee for the Company’s stock plans, and any other incentive plans established by the Company; (5) consider and approve grants of incentive stock options, non-qualified stock options, restricted stock or any combination to any employee; and (6) prepare the Report of the Compensation Committee for inclusion in the Annual Proxy Statement. The Committee has, from time to time, retained an outside compensation consultant to advise it on compensation matters. The Committee also consults with the Chief Executive Officer on compensation issues regarding the other executive officers.

The Company’s executive compensation program is designed to attract, retain, motivate and fairly reward the high performing individuals who will help the Company achieve and maintain a competitive position in its industry. The program is also intended to ensure the accomplishment of the Company’s financial objectives and to align the interests of employees, including management, with those of long-term shareholders. The Company accomplishes these objectives by linking compensation to individual and Company performance, setting compensation at competitive levels, rewarding officers for financial growth of the Company, tying incentive compensation to performance objectives that are clearly defined and challenging but achievable, and increasing salaries and incentive compensation with position and responsibility. In 2010, our executive compensation program was comprised of three elements:  base salary, non-equity incentive compensation in the form of an annual bonus or commission, and long-term, equity-based incentive compensation.

The Compensation Committee Charter authorizes the Committee to retain outside consultants and advisors to assist the Committee.  In February 2007, the Committee retained Towers Watson, a national executive compensation consulting firm, to conduct an executive compensation review focused on the following areas:  executive competitive pay level testing, annual incentive plan design issues, and total potential dilution.  Towers Watson delivered a report to the Committee in February 2007 that included its assessment, based on Watson Wyatt’s 2006-2007 Industry Report on Top Management Compensation and William Mercer’s 2006 Executive Compensation Survey, and proxy data from the Company’s 21 publicly-traded peer companies.  The assessment found that the Company’s total cash compensation for the eight executives reviewed was slightly below competitive norms when compared to the external market data, in that the executives’ total base salary was 14% below the market median and the executives’ total cash compensation was 7% below the market median. Based on its assessment, Towers Watson recommended that the Committee consider normal increases to base salary and adoption of an annual incentive compensation plan for all of the executive officers. The names of the peer companies used in the assessment are as follows:

24/7 Real Media Inc.	EMAK Worldwide Inc.	Paxar Corp.
Alloy Inc.	Harris Interactive Inc.	Schawk Inc.
Arbitron Inc.	Innotrac Corp.	SPAR Group Inc.
Catalina Marketing Corp	Logility Inc.	Traffix Inc.
CoActive Marketing Group Inc.	MDC Partners Inc.	United Online Inc.
Corillian Corp.	Multi-Color Corp.	Valassis Communications Inc.
Digital River Inc.	Navarre Corp.	ValueClick Inc.

Base Salary

The original base salaries of the executive officers were set by their offer letters and are subject to upward or downward adjustment on their annual review dates at the Compensation Committee’s discretion.  The Committee intends that base salaries be in the median range of salary levels for equivalent positions at comparable companies nationwide, in order for the Company to be able to attract and retain key individuals. The Committee does not use a set formula in determining base salaries; rather, it considers recommendations from the Company’s CEO, together with its own assessment of each officer based on the following factors: job performance, responsibilities, experience, tenure with the Company, historical compensation levels within the executive officer group, leadership, and current and future contributions to the success of the Company.  Officers do not necessarily receive increases every year.

In its February 2007 report, Towers Watson stated that the base salaries of the Company’s executive officers were slightly below the external median market data they reviewed, and that normal increases (3% to 6%), were appropriate if justified by performance.  In 2010 the Committee viewed Towers Watson’s 2007 report as continuing to be relevant, and did not retain Towers Watson or any other consultant to advise the Committee in setting base salaries for 2010. In setting base salaries for 2010, the Compensation Committee met with the CEO and discussed with him his recommendations for salary adjustments for 2010 for executive officers other than himself.  The CEO recommended a 2% increase in base salaries effective May 1, 2010, for the other executive officers excluding Mr. Jones. The recommendation of a 2% increase, which was less than the 3% to 6% range cited by Towers Watson in their 2007 report, took into consideration that the executive officers received no increases in base salaries during 2009 and the Company’s uncertain outlook at that time, which was based on a number of significant factors affecting the Company, including the loss of a key retailer from its retail network, ongoing litigation with a major competitor and the uncertain economic environment. No base salary increase was recommended for Mr. Jones due to the commission plan in place for him based upon sales targets. The Committee agreed with the CEO’s recommendations, and based upon the CEO’s recommendations, the prior Towers Watson report, and its own assessment of these factors, the Committee approved a 2% increase to base salaries for the executive officers, including the CEO and excluding Mr. Jones.

Annual Incentives

The Compensation Committee believes strongly that the Company’s executive compensation arrangements should closely align the interests of management with the interests of our shareholders. In addition, the Committee believes that incentive compensation should represent an inducement for performance that meets or exceeds challenging targets.  The Committee intends to challenge the Company’s management by continuing to set aggressive targets, which would provide an appropriate return for the Company’s shareholders, but which are also achievable.

In its February 2007 report, Towers Watson recommended that the Committee establish an annual incentive plan for all executive officers that would allow them to receive annual bonuses based upon the Company’s achievement of revenue and earnings targets. In May 2010, the Committee approved the 2010 Executive Officer Incentive Bonus Plan, which covered the Company’s CEO, CFO, Senior Vice President of Marketing Services, and Senior Vice President of Operations.  The plan allowed the officers to earn bonuses equal to a specified percentage of their base salary at December 31, 2010, based on the actual amount of POPS revenue and corporate adjusted pre-tax income for the Company in 2010 as compared to target. The POPS revenue and net income targets were set by the Committee based on the Company’s budget for 2010.  The percentage payout ranges were based on the Committee’s assessment of the percentage payouts appropriate for each officer based on his experience, responsibilities, and ability to contribute to achieving the performance targets.  Set forth below is a table showing the separate parts and total bonus paid for 2010 to each of the officers named in the Summary Compensation Table:

2010 Executive Officer Incentive Bonus Plan

Name	Applicable Percentage of Salary Based Upon POPS Revenue	Bonus Based on POPS Revenue	Applicable Percentage of Salary Based Upon Net Income	Bonus Based on Net Income	Total Bonus

Scott F. Drill	9.9%	$ 31,270	8.0%	$ 25,400	$ 56,670

Justin W. Shireman	9.9%	$ 17,650	8.0%	$ 14,340	$ 31,990

Scott J. Simcox	9.9%	$ 20,170	8.0%	$ 16,390	$ 36,560

A. Thomas Lucas	9.9%	$ 16,780	8.0%	$ 13,640	$ 30,420

Alan M. Jones, the Senior Vice President of CPG and Retail Sales, did not participate in the 2010 Executive Officer Incentive Bonus Plan. In lieu of being covered by the plan, he was covered in 2010 by a commission plan that paid him one percent of all POPS revenue from consumer packaged goods manufacturers (CPGs). His commission plan in 2009 was substantially the same as in prior years.

Long-term Incentives

The 1990 Stock Plan and the 2003 Incentive Stock Option Plan are the basis of the Company’s long-term incentive plans for executive officers and other key employees.  The stock option grants allow executives to purchase shares of Company stock at a price equal to the fair market value of the stock on the date of grant over a term of five to ten years.  The options generally vest and become exercisable over a period of up to three years following the date of grant.  The Committee granted options to the named executive officers on May 26, 2010 as shown in the Grants of Plan-Based Awards table.

The grant of stock options is consistent with the Company’s objective to include a long-term equity interest in the total compensation package for the executive officers, giving them greater opportunity for reward if long-term performance is sustained.  The objective of the stock option grants is to align executives’ long-term interests with those of the shareholders by creating a direct incentive for executives to increase shareholder value. In general, the Committee utilizes option grants as incentives for future performance and not as compensation for past accomplishments.  The Committee does not use any set formula in granting options to executive officers.  Prior to granting options to the executive officers, the Committee meets with the Company’s Chief Executive Officer and receives his recommendations. The Committee typically considers the CEO’s recommendations together with its own assessment of each officer based on the same factors it uses in making salary adjustments: job performance, responsibilities, experience, tenure with the Company, historical compensation levels within the Company, leadership, and contributions to the success of the Company, particularly the future success of the Company.  In connection with the option grant on May 26, 2010, the CEO recommended that each of the named executive officers receive an option grant for 20,000 shares.  The Company was experiencing difficult challenges at that time, including the loss of a key retailer, ongoing litigation with a large competitor, and the general economic downturn.  The CEO felt that the recent performance of the Company did not warrant large option grants to the executive officers, but he wanted to motivate them to remain with the Company and help it to overcome the challenges it was then facing, and increase shareholder value.  Accordingly, he recommended an option grant to each of the executive officers for 20,000 shares.  The Committee agreed with the CEO’s recommendation, and after considering it together with its assessment of the officers using the factors described above, awarded option grants for 20,000 shares to each of the executive officers.

The Company also maintains the Employee Stock Purchase Plan, pursuant to which eligible employees can contribute up to ten percent of their base pay per year to purchase shares of Common Stock.  The shares are issued by the Company at a price per share equal to 85% of market value on the first day of the offering period or the last day of the plan year, whichever is lower.

Performance Bonus Plan

On February 9, 2011, the Company’s lawsuit against News America Marketing In-Store, LLC (“News America”) was settled after more than ten years of litigation.  Pursuant to the Settlement Agreement, News America paid the Company $125,000,000, and the Company paid News America $4,000,000, in exchange for a 10-year arrangement to sell signs with price in News America’s retailer network as News America’s exclusive agent.

At the meeting of the Company’s Board of Director’s on February 22, 2011, the Board approved payment to the shareholders of a special dividend of $2.00 per share, and also approved a Stock Repurchase Plan authorizing the Company to repurchase up to $15,000,000 of the Company’s common stock.  The Board took these actions in order to return part of the proceeds from the News America settlement to the shareholders.

At the meeting on February 22, 2011, the Board also approved the adoption of a Performance Bonus Plan (“2011 Plan”), which provided for the payment of $3,987,500 to certain employees of the Company, in recognition of their efforts during the litigation with News America.  Shareholder approval of the 2011 Plan was not required.

The total bonus paid under the 2011 Plan was equal to five percent of the gross settlement proceeds in excess of $10,000,000, minus contingent attorney’s fees and minus the $4,000,000 payment by the Company to News America for the new business arrangement.  This is the same amount that was approved by the Board of Directors and the shareholders in 2008 for payment in connection with the litigation under the Senior Management Litigation Incentive Plan (“Prior Plan”).  The Prior Plan was terminated by the Board in 2009 upon the advice of trial counsel that it could be prejudicial to the Company in the trial, and not for any other reason.

Adoption of the 2011 Plan was recommended to the Board by the Compensation Committee.  Prior to approving the 2011 Plan and awarding bonuses under the 2011 Plan, the Committee consulted with the Company’s Chief Executive Officer, with the Company’s outside law firm and outside accounting firm, and with Towers Watson.  Towers Watson advised the Committee that the proposed payouts under the 2011 Plan were consistent with external market practices and trend data when considering the Company’s annual compensation and the time period of the litigation, and were also consistent with the Prior Plan.

After completing the above process, the Committee approved the 2011 Plan and the award of bonuses to certain employees.  The Committee determined that those employees should be rewarded for their diligent and persistent efforts over the ten-plus years the litigation against News America was pending, which were in addition to their regular duties, and for aiding the Company in achieving a favorable settlement in the litigation.  The Committee also determined that the bonus payable to Mr. Drill was warranted, because he led the Company’s efforts in the litigation during the entire ten-year period, and it was his perseverance and personal commitment that allowed the Company to ultimately achieve a favorable settlement.  The Committee also determined that the total amount of the bonuses was reasonable because, among other reasons, it was the same as the amount that had been approved by the Company’s shareholders as part of the Prior Plan.

The executive officers of the Company named in the Summary Compensation Table received the following bonuses under the 2011 Plan:

Name	Amount
Scott F. Drill	$2,400,000
Scott J. Simcox	$500,000
Justin W. Shireman	$200,000
A. Thomas Lucas	$200,000
Alan M. Jones	$100,000

Conclusion

The Committee believes that the executive compensation strategy discussed in this Proxy Statement will promote the overall corporate objectives of increasing earnings and shareholder value.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on our reviews and discussion with management, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

Gordon Stofer, Chairman         Donald Kramer        Reid MacDonald

Summary Compensation Table

The following table shows, for our Chief Executive Officer, our Chief Financial Officer and each of the other three executive officers, together referred to as our named executive officers, information concerning compensation earned for service in all capacities during the fiscal year ended December 31, 2010.

Name and Position	Year	Salary	Bonus(1)		Option Awards(2)	Non-Equity Incentive Plan Compensation(3, 4)		All Other Compensation(5)	Total

Scott F. Drill	2010	$314,133	$	―	$44,282		$56,671	$17,341	$432,427
President, Chief Executive	2009	310,000			37,223		46,500	20,029	413,752
Officer and Secretary	2008	310,000		―	22,300		100,419	22,978	455,697

Justin W. Shireman	2010	$177,333	$	―	$44,282		$31,992	$516	$254,123
Vice President of Finance,	2009	175,000			29,163		26,250	516	230,929
Chief Financial Officer	2008	175,000		―	20,389		26,250	559	222,198
and Treasurer

Scott J. Simcox	2010	$202,667	$	―	$44,282		$36,562	$9,686	$293,197
Senior Vice President,	2009	200,000			29,163		30,000	9,405	268,568
Marketing Services	2008	194,017		―	20,389		30,000	11,720	256,126

A. Thomas Lucas	2010	$168,619	$	―	$44,282		$30,420	$7,906	$251,227
Senior Vice President,	2009	166,400			29,163		24,960	4,670	225,193
Operations	2008	164,267		―	20,389		24,960	516	210,132

Alan M. Jones	2010	$150,000	$	―	$44,282	$	―	$258,056	$452,338
Senior Vice President,	2009	150,000			29,163			266,685	445,848
CPG and Retail Sales	2008	150,000		―	20,389		―	288,496	458,885

____________________________

(1)	Only discretionary bonuses are disclosed in the Bonus column. Bonuses based upon the achievement of certain performance targets are reported in the Non-Equity Incentive Plan Compensation column.
(2)

The Option Awards in the table above is reported on the basis of the aggregate grant date fair value for such awards granted during 2010, 2009 and 2008. The fair value of the options granted was determined using the Black-Scholes option–pricing model, which requires several significant judgmental assumptions. Please refer to Note 5, “Shareholders’ Equity” to the Company’s financial statements for the year ended December 31, 2010, for information regarding the assumptions used to determine the fair value of options granted.

(3)

Amounts under the Non-Equity Incentive Plan Compensation column were earned by Mr. Drill under the 2010 Executive Incentive Plan, 2009 Executive Incentive Plan, and the 2008 CEO Bonus Plan, and were based upon the achievement of certain revenue, net income and gross margin performance targets.

(4)

Amounts under the Non-Equity Incentive Plan Compensation column were earned by Mr. Shireman, Mr. Simcox and Mr. Lucas under the 2010 Executive Incentive Plan, 2009 Executive Incentive Plan, and the 2008 Executive Incentive Plan, and were based upon the achievement of certain revenue and corporate net income performance targets.

(5)

For Mr. Drill the amount represents car allowance, taxable medical reimbursements and premiums paid for group term life insurance.  For Mr. Shireman the amount represents premiums paid for group term life insurance. For Mr. Simcox the amount represents car allowance and premiums paid for group term life insurance.  For Mr. Lucas the amount represents taxable medical reimbursements and premiums paid for group term life insurance.  For Mr. Jones the amounts represent premiums paid for group term life insurance and commissions earned based upon sales targets.  For Mr. Jones the amounts for commissions earned based upon sales targets were $257,504, $266,133 and $287,944 for 2010, 2009 and 2008, respectively.

Grants of Plan-Based Awards

The following table summarizes the 2010 grants of equity and non-equity plan-based awards to the named executive officers.

Name	Grant Date	Estimated Future Payouts, Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Or Base Price Of Option Awards ($/Share)	Grant Date Fair Value Of Stock And Option Awards ($) (2)
		Threshold	Target	Maximum

Scott F. Drill	05/26/2010	N/A	N/A	N/A	20,000	$ 5.49	$ 44,282

Justin W. Shireman	05/26/2010	N/A	N/A	N/A	20,000	$ 5.49	$ 44,282

Scott J. Simcox	05/26/2010	N/A	N/A	N/A	20,000	$ 5.49	$ 44,282

A. Thomas Lucas	05/26/2010	N/A	N/A	N/A	20,000	$ 5.49	$ 44,282

Alan M. Jones	05/26/2010	N/A	N/A	N/A	20,000	$ 5.49	$ 44,282

___________________________

(1)	As of the date of this Proxy Statement, no non-equity incentive plans have been approved for 2011.
(2)

The Grant Date Fair Value of Stock and Option Awards in the table above is reported on the basis of the aggregate grant date fair value for such awards granted during 2010. The fair value of the options granted was determined using the Black-Scholes option–pricing model, which requires several significant judgmental assumptions. Please refer to Note 5, “Shareholders’ Equity” to the Company’s financial statements for the year ended December 31, 2010, for information regarding the assumptions used to determine the fair value of options granted.

Option Grant Policies

Options granted under the 2003 Incentive Stock Option Plan are granted at an exercise price determined by the Compensation Committee (the “Committee”) on the date of grant equal to the fair market value on the date of grant.  No options have been granted under the 1990 Stock Option Plan since 2003.  The Committee considers grants to key employees (including executives) annually at its meeting in conjunction with the annual shareholder meeting (typically May of each year) and at other times if appropriate.

Potential Change in Control Payments

Messrs. Drill, Shireman, Simcox, Lucas and Jones have Change in Control Agreements with the Company which provide that, following a change in control of the Company, they will receive lump sum severance payments equal to two years’ salary (gross earnings for Mr. Jones) if they are terminated without cause, or if they voluntarily terminate for good reason.  “Change in control” is defined in the agreement as a sale of all or substantially all of the assets of the Company, a merger in which the shareholders of the Company own less than 50% of the surviving entity, the acquisition of 40% or more of the Company’s outstanding stock by a single person or a group, or the election of a majority of the Company’s directors who consist of persons who were not nominated by the Company’s prior Board of Directors.  “Good reason” is defined in the agreement to include demotion, reduction in salary or benefits, relocation, and certain other events.  In addition, Mr. Drill’s agreement provides that he will receive his severance payment if he voluntarily terminates his employment for any reason following a hostile takeover of the Company.  “Hostile takeover” is defined in the agreement as a Change in Control that is not authorized by the Board or is by a direct competitor of the Company.

The change in control agreements with our named executive officers contain a “double trigger” for payment of benefits, which means that there must be both a change in control and a termination of employment in order for the executive officers to receive benefits.  The Compensation Committee believes that a “double trigger” is better for the Company and its shareholders than a “single trigger,” in which the executive officers would be entitled to payments following a change in control, even if their employment was not terminated.

If a Change in Control had occurred on December 31, 2010, the executive officers named in the Summary Compensation table would have received the lump sum payments set forth in the following table:

Name	Payment Amount

Scott F. Drill	$ 628,000

Justin W. Shireman	$ 355,000

Scott J. Simcox	$ 405,000

A. Thomas Lucas	$ 337,000

Alan M. Jones	$ 815,000

Outstanding Equity Awards at Fiscal 2010 Year-End

The following table sets forth certain information concerning equity awards to the named executive officers at December 31, 2010.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Scott F. Drill	05/17/2001	75,000	—	$ 7.87	05/17/2011
	05/22/2002	50,000	—	$ 9.30	05/22/2012
	05/20/2003	35,000	—	$ 5.80	05/20/2013
	05/20/2004	60,000	—	$ 1.31	05/20/2014
	05/18/2005	100,000	—	$ 0.96	05/18/2015
	05/16/2006	100,000	—	$ 1.19	05/16/2016
	05/23/2007	100,000	—	$ 3.75	05/23/2017
	05/21/2008	13,334	6,666	$ 1.92	05/21/2018
	05/20/2009	6,667	13,333	$ 2.80	05/20/2019
	05/26/2010	—	20,000	$ 5.49	05/26/2020

Justin W. Shireman	05/20/2003	10,000	—	$ 6.06	05/20/2013
	02/19/2004	5,000	—	$ 1.95	02/19/2014
	05/20/2004	15,000	—	$ 1.31	05/20/2014
	05/18/2005	40,000	—	$ 0.96	05/18/2015
	12/01/2005	20,000	—	$ 0.58	12/01/2015
	05/16/2006	50,000	—	$ 1.19	05/16/2016
	05/23/2007	35,000	—	$ 3.75	05/23/2017
	05/21/2008	13,334	6,666	$ 1.92	05/21/2018
	05/20/2009	6,667	13,333	$ 2.80	05/20/2019
	05/26/2010	—	20,000	$ 5.49	05/26/2020

Scott J. Simcox	05/17/2001	10,000	—	$ 7.87	05/17/2011
	05/22/2002	10,000	—	$ 9.30	05/22/2012
	05/20/2003	7,500	—	$ 5.80	05/20/2013
	02/19/2004	5,000	—	$ 1.95	02/19/2014
	05/20/2004	20,000	—	$ 1.31	05/20/2014
	05/18/2005	35,000	—	$ 0.96	05/18/2015
	05/16/2006	70,000	—	$ 1.19	05/16/2016
	05/23/2007	45,000	—	$ 3.75	05/23/2017
	05/21/2008	13,334	6,666	$ 1.92	05/21/2018
	05/20/2009	6,667	13,333	$ 2.80	05/20/2019
	05/26/2010	—	20,000	$ 5.49	05/26/2020

A. Thomas Lucas	05/17/2001	10,000	—	$ 7.87	05/17/2011
	05/22/2002	10,000	—	$ 9.30	05/22/2012
	05/20/2003	7,500	—	$ 5.80	05/20/2013
	02/19/2004	5,000	—	$ 1.95	02/19/2014
	05/20/2004	20,000	—	$ 1.31	05/20/2014
	05/18/2005	35,000	—	$ 0.96	05/18/2015
	05/16/2006	50,000	—	$ 1.19	05/16/2016
	05/23/2007	35,000	—	$ 3.75	05/23/2017
	05/21/2008	13,334	6,666	$ 1.92	05/21/2018
	05/20/2009	6,667	13,333	$ 2.80	05/20/2019
	05/26/2010	—	20,000	$ 5.49	05/20/2020

Alan M. Jones	02/19/2002	8,000	—	$ 8.40	02/19/2012
	02/19/2004	3,599	—	$ 1.95	02/19/2014
	05/16/2006	30,000	—	$ 1.19	05/16/2016
	05/23/2007	45,000	—	$ 3.75	05/23/2017
	05/21/2008	13,334	6,666	$ 1.92	05/21/2018
	05/20/2009	6,667	13,333	$ 2.80	05/20/2019
	05/26/2010	—	20,000	$ 5.49	05/26/2020

2010 Option Exercises

The following table sets forth certain information concerning options exercised by the named executive officers for the year ended December 31, 2010.

	Option Awards
Name	Number Of Shares Acquired On Exercise	Value Realized On Exercise

Scott F. Drill	—	—

Justin W. Shireman	—	—

Scott J. Simcox	10,000	$ 11,633

A. Thomas Lucas	10,000	$ 10,754

Alan M. Jones	3,333	$ 3,796

Equity Compensation Plan Information

The following table provides information as of December 31, 2010, for compensation plans under which securities may be issued.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	2,597,924	$ 3.55	292,341

Equity compensation plans not approved by security holders	—	—	—
Total	2,597,924	$ 3.55	292,341 (1)

(1)

Does not include 300,000 shares reserved for issuance under the 2003 Incentive Stock Option Plan which are subject to shareholder approval at the Annual Meeting on May 25, 2011. See Item II.  Also, does not reflect 39,907 shares issued January 3, 2011 from the Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table presents information provided to the Company as to the beneficial ownership of Common Stock as of January 31, 2011 by (i) persons known to the Company to hold 5% or more of such stock, (ii) each of the directors of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) by all current officers and directors as a group.  Beneficial ownership includes shares available for purchase under options which are either currently exercisable or exercisable within 60 days after January 31, 2011.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Shares

5% Or Greater Shareholders
Perkins Capital Management, Inc.	1,233,010	(1)	7.4%
730 East Lake Street Wayzata, MN 55391

Directors and Executive Officers
Scott F. Drill	776,357	(2)	4.6%

Scott J. Simcox	266,959	(3)	1.6%

A. Thomas Lucas	237,146	(4)	1.4%

Justin W. Shireman	195,001	(5)	1.2%

Alan M. Jones	178,908	(6)	1.1%

Donald J. Kramer	169,139	(7)	1.0%

Gordon F. Stofer	68,162	(8)	*

Reid V. MacDonald	34,000	(9)	*

Peter V. Derycz	20,000	(10)	*

All current Directors and Officers as a Group	1,945,672	(11)	12.0%
(9 persons)

___________________________

*	Indicates less than one percent.
(1)

Includes 883,010 shares held by Perkins Capital Management, Inc., as to which beneficial ownership is disclaimed and 350,000 shares held by Perkins Discovery Fund, which is affiliated with Perkins Capital Management, Inc.

(2)	Includes 540,001 shares subject to options, and 3,000 shares held in a family limited partnership.
(3)	Includes 222,501 shares subject to options.
(4)	Includes of 192,501 shares subject to options.
(5)	Consists of 195,001 shares subject to options.
(6)	Includes 106,600 shares subject to options.
(7)	Includes 70,000 shares subject to options.
(8)	Includes 20,000 shares subject to options.
(9)	Includes 25,000 shares subject to options, and 9,000 shares held jointly with his spouse.
(10)	Consists of 20,000 shares subject to options.
(11)	Includes 1,391,604 shares subject to options, 3,000 shares held in a family limited partnership of an officer, and 9,000 shares held jointly by a current director with his spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and 10% shareholders to file reports with the Securities and Exchange Commission concerning their initial beneficial ownership and changes in beneficial ownership of Company securities. To the Company’s knowledge, all such reports were filed in a timely manner for 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

There were no related party transactions between January 1, 2011 and the mailing of this Proxy Statement, and there are currently no proposed related party transactions, that are required to be disclosed by the SEC. The Company receives a Questionnaire from each director, nominee for director, executive officer, and greater than five percent shareholder which contains information about related-party transactions between them and the Company. The Company’s Audit Committee Charter assigns to the Audit Committee the responsibility to review and approve all related party transactions. The Audit Committee reviews each related-party transaction to determine that it is fair and reasonable to the Company, and that the price and other terms included in the transaction are comparable to the terms that would be included in an arms-length transaction between the Company and an unrelated third party.

All of the Company’s outside directors are independent as that term is defined in the NASDAQ Stock Market Listing Rules.  In addition, each director who is a member of the Audit Committee satisfies the additional independence requirements that apply to directors who serve on Audit Committees under the NASDAQ Stock Market Listing Rules.

ITEM II

AMENDMENT TO 2003 INCENTIVE STOCK OPTION PLAN

The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company’s 2003 Incentive Stock Option Plan (the “2003 Plan”).  The amendment provides for an increase in the total number of shares available under the 2003 Plan from 2,875,000 shares to a total of 3,175,000 shares. As of March 30, 2011, there were options outstanding to purchase 689,614 shares under the 2003 Plan.  From inception through March 30, 2011, under the 2003 Plan there have been 3,462,600 options granted, 2,095,581 options exercised, and 677,405 options cancelled and available for reissuance.

The amendment to the 2003 Plan will enable the Company to grant awards as needed to attract, retain and motivate employees and other service providers.  The 2003 Plan is intended to enhance the Company’s ability to provide key individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase shareholder value by further aligning the interest of key individuals with the interests of the Company’s shareholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance.  The Board of Directors believes that the Company’s long term success is dependent upon the Company’s ability to attract, retain and motivate highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

Summary of the Plan

The 2003 Plan provides for the granting of stock options to employees, non-employee directors, consultants and advisors.  There are currently 114 employees and four non-employee directors who are eligible to receive options under the 2003 Plan. Prior to the increase which the shareholders are being asked to approve at the Annual Meeting, an aggregate of 2,875,000 shares of Common Stock had been issued or reserved for issuance under the 2003 Plan.  Shares covered by expired or terminated stock options may be used for subsequent awards under the 2003 Plan.

The 2003 Plan is administered by the Compensation Committee, whose members are appointed by the Board.  The Committee has the power to select recipients, make grants of stock options, and adopt regulations and procedures for the 2003 Plan.  Non-employee directors receive automatic option grants for 10,000 shares in the year in which they are first appointed or elected to the Board, and option grants for 5,000 shares each year they are re-elected.

The 2003 Plan permits the grant of both stock options that qualify as “incentive stock options” under the Internal Revenue Code and options that do not so qualify (“non-qualified options”).  Incentive stock options differ as to their tax treatment and are subject to a number of limitations under the Internal Revenue Code.  Incentive stock options may only be granted to employees, and may not be granted with an exercise price less than 100% of the fair market value of the Common Stock on the date of the grant (or, for an option granted to a person holding more than 10% of the Company’s voting stock, at less than 110% of fair market value). On March 30, 2011, the closing sale price of the Common Stock was $6.98 per share. The 2003 Plan states that the maximum number of shares for which any person may be granted options in any year shall not exceed 100,000 shares.

Following an optionee’s death or disability, the optionee’s options may be exercised by the optionee (or the optionee’s legal representative) for a period of one year or until the expiration of the stated term of the option, whichever is less.  If an optionee’s employment with the Company terminates for any other reason, the optionee’s vested options will remain exercisable for 90 days or until the expiration of the stated term, whichever is less, except if such optionee is terminated for conduct which is contrary to the best interest of the Company, or violates any written nondisclosure agreement, the optionee’s options will immediately terminate.  Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee.

The term of each option, which is fixed by the Committee at the time of grant, may not exceed ten years from the date the option is granted (except that an incentive option granted to a person holding more than 10% of the Company’s voting stock may be exercisable only for five years).  Options may be made exercisable in whole or in installments, as determined by the Committee.  The vesting of options will be accelerated upon a change in control of the Company.

Federal Income Tax Treatment

Generally the grant of either an incentive stock option or a non-qualified option under the 2003 Plan will not cause recognition of income by the optionee or entitle the Company to an income tax deduction.  Upon exercise of an option, the tax treatment will generally vary depending on whether the option is an incentive stock option or a non-qualified option.  The exercise of an incentive stock option will generally not cause recognition of income by the optionee or entitle the Company to a tax deduction.  However, the amount by which the fair market value of the shares obtained exceeds the exercise price on the date of exercise is an item of tax preference to the optionee for alternative minimum tax purposes.

The exercise of a non-qualified option will generally cause the optionee to recognize taxable income equal to the difference between the exercise price and the fair market value of the stock obtained on the day of exercise.  The Company must then in most cases withhold the tax arising from the transaction.  The exercise of a non-qualified option will also generally entitle the Company to an income tax deduction equal to the amount of the income recognized by the exercising option holder.

Registration with the SEC

Upon approval of the amendment to the 2003 Plan, the Company will file a Registration Statement on Form S-8 with the SEC to register the issuance of the additional shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2003 PLAN.

ITEM III

RATIFICATION OF APPOINTMENT OF

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While we are not required to do so, we are submitting the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for our fiscal year ending December 31, 2011, for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider its selection. Grant Thornton has been the Company’s auditor since 2003. A representative of Grant Thornton is expected to be present at the Meeting, and will be given the opportunity to make a statement and will be available to answer appropriate questions.

Audit and Audit Related Fees

The following table shows the fees for services rendered by Grant Thornton for the years ended December 31, 2010 and 2009.

	2010	2009
Audit Fees(1)	$138,600	$137,300
Audit-Related Fees(2)	25,100	15,000
Tax Fees(3)	22,500	26,000
All Other Fees	―	―
Total	$186,200	$178,300
_______________________
(1)

Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements, reviews of quarterly financial statements, and filings of registration statements related to shares reserved for issuance under the Company’s stock plans.

(2)

Audit-related fees represent fees for the audit of the Company’s 401(k) plan, technical advice regarding the application of various accounting standards and principles and a web-based technical research tool.

(3)

Tax fees represent fees for the preparation of tax filings and technical advice regarding various tax issues including net operating loss carryforwards subject to the limitations of Internal Revenue Code Section 382 and various state sales and use tax consultations.

The Company’s Audit Committee Charter states that before the principal accountant is engaged by the Company to render audit or non-audit services in any year, the engagement will be approved by the Company’s Audit Committee. All of the services described above were pre-approved by the Company’s Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR.

ITEM IV

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires public companies to give their shareholders a non-binding vote to approve executive compensation at least once every three years.  The SEC adopted rules early in 2011 to implement these “say-on-pay” requirements.  We are providing this non-binding advisory vote on the executive compensation paid to our executive officers in accordance with the new rules.

Compensation of our Named Executive Officers

Our disclosure in the Compensation Discussion and Analysis and in the Executive Compensation sections in this Proxy Statement have been prepared in accordance with SEC rules, and explain the compensation plans and policies under which we paid the executive officers named in the Summary Compensation Table.  As described in the Compensation Discussion and Analysis in this Proxy Statement, the Compensation Committee has developed an executive compensation program designed to attract, motivate, reward and retain the senior management talent required to achieve the Company’s corporate objectives and increase shareholder value.  Our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders.  The Compensation Committee and the Board believe that the compensation of our named executive officers is reasonable and appropriate, and is justified by the performance of the Company in a challenging environment.

Effect of Vote

Under the Dodd-Frank Act and SEC rules, the vote of the shareholders on this resolution is a “non-binding” advisory vote.  The purpose of the vote is for the shareholders to give their opinion to the Board on the Company’s executive compensation.  The Board is not required by law to take any action in response to the shareholder vote.  However, the Board values the opinion of the shareholders, and the Board and the Compensation Committee will evaluate the results of the 2011 vote carefully when making future decisions regarding compensation of the named executive officers.

Form of Resolution

The shareholders are being asked at the Annual Meeting to vote “FOR” or “AGAINST” the following resolution:

“RESOLVED, that the shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the related disclosure contained in this proxy statement.”

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION.

ITEM V

NON-BINDING ADVISORY VOTE ON FREQUENCY OF

EXECUTIVE COMPENSATION VOTES

Introduction

As required under the Dodd-Frank Act and SEC rules, shareholders will also have an opportunity at the Annual Meeting to cast a non-binding advisory vote on how frequently future executive compensation votes should be conducted by the Company.  Shareholders may indicate whether they prefer a vote on executive compensation every one, two or three years, or abstain on the question.  The Company is required to solicit shareholder votes on the frequency of future executive compensation votes at least once every six years, although we may seek shareholder input more frequently.

The Board recommends that the shareholders select a frequency of annual voting.  The Board has determined that a vote each year is preferable because it would provide more consistent feedback on our compensation programs, policies and decisions.

Effect of Vote

The frequency selected by the shareholders for future executive compensation votes is not binding on the Board.  However, the Board will give the frequency selected by the shareholders due consideration in setting future votes on executive compensation.

Form of Vote

The proxy card provides shareholders with the opportunity to choose among four options (conducting the executive compensation vote every one, two or three years, or abstaining from voting on this item).  As a result, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Proxies will be voted for the option of annual frequency (every year) unless shareholders specify otherwise in their proxies.  The voting option that receives the highest number of votes will be considered the preference of the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ANNUAL FREQUENCY (EVERY YEAR) FOR FUTURE VOTES ON EXECUTIVE COMPENSATION.

OTHER BUSINESS

Management of the Company knows of no matters other than the foregoing to be brought before the Meeting.  However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

SHAREHOLDER PROPOSALS

The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules.  The Company’s next meeting of Shareholders (for the year ending December 31, 2011) is expected to be held on or about May 23, 2012 and proxy materials in connection with that meeting are expected to be available on or about April 13, 2012. Any shareholder proposals prepared in accordance with the proxy rules for inclusion in the Company’s proxy materials must be received by the Company on or before December 2, 2011.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2010 is being provided to shareholders with this Proxy Statement.

By Order of the Board of Directors

Scott F. Drill Secretary

INSIGNIA SYSTEMS, INC. ATTN: JOYCE KOBILKA 8799 BROOKLYN BLVD. MINNEAPOLIS, MN 55445	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:			☐	☐	☐

1.	Election of Directors
Nominees

01	Donald J. Kramer	02	Scott F. Drill	03	Peter V. Derycz	04	Reid V. MacDonald	05	Gordon F. Stofer

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2.	To approve an amendment to the Company's 2003 Incentive Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 2,875,000 to 3,175,000 shares.	☐	☐	☐

3.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the current year.	☐	☐	☐

4.	To approve, by non-binding vote, executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain

5.	To recommend, by non-binding vote, the frequency of executive compensation votes. ☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation orpartnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

INSIGNIA SYSTEMS, INC. Annual Meeting of Shareholders May 25, 2011 9:00 AM This proxy is solicited by the Board of Directors

The shareholders hereby appoint Scott F. Drill and Justin W. Shireman, or either of them, as proxies, each withthe power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on thereverse side of this ballot, all of the shares of Common Stock of INSIGNIA SYSTEMS, INC. that the shareholdersare entitled to vote at the Annual Meeting of shareholders to be held at 9:00 AM, CDT on May 25, 2011, at theMarriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, MN 55426, and any adjournment orpostponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side